                                                                  Exhibit 23.04



CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Jacom Computer Services, Inc.
Northvale, New Jersey


We hereby consent to the use in the Prospectus constituting a part of this S-1 Registration Statement under the Securities Act of 1933 of our report dated January 28, 1998, relating to the financial statements of Jacom Computer Services, Inc.

We also consent to the reference to us under the caption "Experts" in the Prospectus.



/s/ BDO SEIDMAN, LLP
----------------------
    BDO Seidman, LLP


New York, New York
July 10, 1998